Exhibit 99.1

American Realty Capital Properties Receives Lender Waiver and Extension for
Reporting Third Quarter Financial Statements

ARCP to Host Investor Update Webcast at 10 a.m. ET on Friday, November 14

NEW YORK, NEW YORK, November 14, 2014 – American Realty Capital Properties, Inc. (“ARCP”) (NASDAQ: ARCP) has received a consent, waiver and amendment from its lenders on its unsecured credit facility for an extension regarding the delivery of its 2014 third quarter financial statements until January 5, 2015. This action allows ARCP to remain compliant with its borrowing obligations as the company’s external auditors complete their review of ARCP’s 2013 and 2014 financial statements. As part of the consent, waiver and amendment, in order to better align the size of the facility with anticipated future usage, ARCP has elected to permanently reduce the maximum amount of indebtedness from $4.65 billion to $4.0 billion. ARCP has also agreed to maintain a minimum unencumbered asset value of at least $10.5 billion, which currently totals approximately $13 billion.

Additionally, until the 2013 and 2014 financial statements are filed with the U.S. Securities and Exchange Commission, the maximum principal amount of indebtedness outstanding under the unsecured credit facility is temporarily reduced to $3.6 billion. Currently, ARCP has approximately $3.2 billion outstanding on the credit facility with $400 million of capacity available.

“This lender consent, waiver and amendment extends ARCP’s financial statement filing obligations to January 5, 2015 and we are working very diligently to have them completed before that time,” said David S. Kay, Chief Executive Officer of ARCP. “The right-sizing of the line enables us to meet our liquidity needs now, as well as our future capital needs, while reducing our credit facility fees. We greatly appreciate the support of our lenders while we work through the items outlined in our October 29 filings. We also want to thank our stakeholders for their continued patience as we work to resolve this matter.”

Webcast and Replay Details:
Friday, November 14, 2014 | 10 a.m. ET/7 a.m. PT

WEBCAST: ARCP will host a live audio webcast to accommodate all interested parties due to the expected high volume of participants. To join the web cast, visit the Investors section of our website at www.arcpreit.com or join directly using the following link: Listen to Webcast

Replay Details:

Visit the ARCP Investor Relations section of our website to listen online: ARCP IR Web Site

Domestic Dial-In Number: 1-877-344-7529

International Dial-In Number: 1-412-317-0088

Canada Dial-In Number: 1-855-669-9658

Conference ID: 10056364

Date Available: November 14, 2014 (approximately one hour after the end of the conference call)

About ARCP
ARCP is a leading, self-managed commercial real estate investment trust (“REIT”) focused on investing in single tenant freestanding commercial properties subject to net leases with high credit quality tenants. ARCP owns approximately 4,400 properties totaling 99.1 million square feet of leasable space. Additionally, ARCP acquires and manages assets on behalf of the Cole Capital® non-traded REITs, managing nearly $30 billion of high-quality real estate located in 49 states, as well as Washington D.C., Puerto Rico and Canada. ARCP is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market. Additional information about ARCP can be found on its website at www.arcpreit.com. ARCP may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Forward-Looking Statements
Information set forth herein (including information included or incorporated by reference herein) may contain “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect ARCP’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors, including ARCP’s ability to deliver its third quarter 2014 financial statements to the lenders under its unsecured credit facility by January 5, 2015 and therefore meet its borrowing obligations under such facility, which could cause actual results to differ materially from those contained in the forward-looking statements. Additional factors that may affect future results are contained in ARCP’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. ARCP disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Media Contact:

Andy Merrill

212-886-9304